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                                                                    Exhibit 5.01



                                       July 17, 1997


PlayNet Technologies, Inc.
One Maritime Plaza
San Francisco, California 94111

Gentlemen:

         I have acted as counsel to PlayNet Technologies, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 932,666 shares of Common Stock, par value $.001 per share, of the Registrant (the "Shares"), subject to the Compensation Agreements with The Kettle Trust, Equity Management Partners Corporation, Langley Downey Entertainment, Inc., Stephen Steeneck and Joel F. Brownstein (the
"Compensation Agreements").

         In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths, representations and declarations of officers or other representatives of the Registrant.

         Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued in payment of compensation under such Compensation Agreements will be, when issued, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,


                                             /s/ Philip K. Yachmetz

                                             Philip K. Yachmetz, Esq.

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